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                                 Exhibit (l)(2)

                           OCEAN STATE TAX-EXEMPT FUND
                             DISTRIBUTION AGREEMENT

         AGREEMENT, made as of this 10th day of February, 2000, by and between OCEAN STATE TAX-EXEMPT FUND (hereinafter called the "Fund"), and VAN LIEW SECURITIES INC. (hereinafter called the "Distributor").

                              W I T N E S S E T H:

         WHEREAS, the Fund and the Distributor previously entered into a Distribution Agreement dated as of May 31, 1990;

         WHEREAS, on February 10, 2000, the Board of Trustees of the Fund approved a new Distribution Agreement, to go into effect upon redesignation of the Shares of the Fund as Class A Shares and Class I Shares; and

         WHEREAS, this Agreement is a document substantially similar to and containing substantially all of the provisions of the old Distribution Agreement, representing in explicit form the new Distribution Agreement created thereby;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

          1. The Distributor agrees to act as principal underwriter and distributor of the Shares of the Fund (the "Shares"). The price at which Shares of the Fund are issued to the public by the Distributor shall be the public offering price as computed and effective as set forth in the Prospectus and Statement of Additional Information of the Fund current as of the time of such sale (collectively, the "Current Prospectus"). The public offering price for all orders will be the net asset value per share, determined in accordance with the Fund's Declaration of Trust and Bylaws, as now in effect or as they may be amended. The Distributor shall have the right to enter into uniform sales agreements with broker-dealers, financial institutions and investment advisers of its choice for the sale of the Fund's Shares provided that the Fund shall approve the form of the dealer agreement and the dealer concession set forth therein and shall evidence such approval by filing said form of dealer agreement, and amendments thereto, as an exhibit to its currently effective registration statement filed under the Securities Act of 1933. The Distributor is authorized to determine from time to time (i) any dealer discount paid to dealers and any agency commissions paid to brokers; and (ii) the terms of any sales agreement entered into by the Distributor relating to the sale of the Fund's Shares and the identify of any broker, dealer, financial institution or investment adviser with which such agreements are entered into. The Fund agrees that it will promptly amend or supplement the Current Prospectus in connection with any change in any of the foregoing. The Distributor agrees to administer the Fund's Distribution Plans, including selecting dealers and making payments to such selected dealers at a rate not to exceed .25 of 1.0% of the net assets to cover distribution and sales-related expenses. The Distributor also agrees to bear (a) the costs of distributing all copies of the Fund's prospectuses and reports to shareholders which are not sent to the Fund's shareholders, (b) the costs of preparing, printing and distributing supplemental sales literature and advertising and (c) all costs in connection with qualification


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of the Distributor as a distributor or broker or dealer under any applicable federal or state securities laws.

          2. The Fund agrees to issue its Shares, subject to the provisions of its Declaration of Trust and By-Laws, to the Distributor as directed by the Distributor, but only to the extent that the Distributor shall have received purchase orders therefor at the times and subject to the conditions set forth in the Current Prospectus. Certificates for Shares need not be created or delivered by the Fund in any case in which the purchase is made under terms not calling for such certificates. Shares issued by the Fund shall be registered in such name or names and amounts as the Distributor may request from time to time and all Shares when so paid for and issued shall be fully paid and non-assessable.

          3. The Distributor shall act as principal in all matters relating to promotion of the growth of the Fund and shall enter into all of its Distributor engagements, agreements and contracts as principal on its account. The title to Shares of the Fund issued by it through the Distributor shall pass directly from the Fund to the investor, or shall, if the Distributor so consents, first pass to the Distributor, as may from time to time be determined by the Board of Trustees of the Fund.

          4. The Fund hereby consents to any arrangements whereby the Distributor may act as principal underwriter for other investment companies or as principal underwriter, sponsor or depositor for unit investment trusts and periodic payment plan certificates issued thereby, or as investment adviser or subadviser to other investment companies or persons. The Fund also consents to the Distributor carrying on a business as a broker, dealer and underwriter in securities and to carrying on any other lawful business.

          5. The Fund covenants and agrees that it will not during the term of this Agreement, without the consent of the Distributor, offer any of its Shares for distribution directly or through any person or corporation other than the Distributor excepting only (a) the reinvestment of dividends and/or distributions, or their declaration in Shares of the Fund, in optional form or otherwise; (b) the issuance of additional Shares through stock splits or stock dividends; (c) sales of Shares to another investment or securities holding company in the process of purchasing all or a portion of its assets; or (d) in connection with an exchange of the Fund's Shares for Shares of another investment or securities holding company.

          6. The Fund agrees to use its best efforts to register from time to time under the Securities Act of 1933 (the "Securities Act") adequate amounts of its Shares for sales by the Distributor to the public and to qualify or to permit the Distributor to qualify such Shares for offering in such States or other jurisdictions as may be designated by the Distributor.

          7. The Fund agrees to advise the Distributor of the net asset value of its Shares as often as computed. The Fund will also furnish to the Distributor, as soon as practicable, such information as may reasonably be requested by the Distributor in order that it may know all of the facts necessary to sell Shares of the Fund.

          8. The Distributor is familiar with the Declaration of Trust and By-Laws of the Fund, each as presently in effect. Insofar as they are applicable to the Distributor as distributor of the Fund, it will comply with the provisions of the Declaration of Trust and


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By-Laws of the Fund and with the provisions of all acts administered by the
Securities and Exchange Commission (the "Commission") and rules thereunder.

          9. This amended and restated Agreement shall go into effect on the date first above written and shall, unless terminated as hereinafter provided, continue in effect for two years from such effective date and shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually as provided in the Investment Company Act of 1940 (the "Act"). This Agreement shall automatically terminate in the event of its assignment (as defined in the Act) and may be terminated by either party on sixty (60) days written notice to the other party without further recourse.

         10. The Fund agrees with the Distributor, for the benefit of the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act and each and all and any of them to indemnify and hold harmless the Distributor and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, under any other statute, at common law or otherwise, and to reimburse the Distributor and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any claims or litigation whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, or any amendment there of or supplement thereto, or arise out of, or are based upon the mission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such claim or litigation if such settlement is effected without the consent of the Fund or to any such losses, claims, damages, liabilities or litigation arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Fund by the Distributor for inclusion in any Registration Statement or any Prospectus or any amendment thereof or supplement thereto. The Distributor and each such controlling person shall, promptly after the complaint shall have been served upon the Distributor or such controlling person in any litigation against the Distributor or such controlling person in respect of which indemnity may be sought from the Fund on account of its agreement contained in this paragraph, notify the Fund in writing of the commencement thereof. The omission of the Distributor or such controlling person so to notify the Fund of any such litigation shall relieve the Fund from any liability which it may have to the Distributor or such controlling person on account of the indemnity agreement contained in this paragraph but shall not relieve the Fund from any liability which it may have to the Distributor or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Distributor or any such controlling person and notice of the commencement thereof shall have been so given to the Fund, the Fund shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of good standing and satisfactory to


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the Distributor or such controlling person or persons, defendant or defendants in the litigation. The indemnity agreement of the Fund contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor or any such controlling person, and shall survive any delivery of Shares of the Fund. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers or directors of which it may be advised in connection with the issue and sale of Shares of the Fund.

         11. Anything herein to the contrary notwithstanding, the agreement in paragraph 10, insofar as it constitutes a basis for reimbursement by the Fund for liabilities (other than payment by the Fund of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a Trustee of the Fund, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act. Unless in the opinion of counsel for the Fund the matter has been adjudicated by controlling precedent, the Fund will, if a claim for such reimbursement is asserted, submit to a court of appropriate jurisdiction the question of whether or not such interest is against the public policy as expressed in the Securities Act.

         12. The Distributor agrees to indemnify and hold harmless the Fund and its Trustees and such officers as shall have signed any Registration Statement from and against any and all losses, claims, damages or liabilities, joint or several, to which the Fund or such Trustees or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Fund or such Trustee or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Fund by the Distributor for inclusion in any Registration Statement or any Prospectus, or any amendment thereof or supplement thereto. The Distributor shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. The Fund and its Trustees and such officers, defendant or defendants, in any such litigation shall, promptly after the complaint shall have been served upon the Fund or any such Trustee or officer in respect of which indemnity may be sought from the Distributor on account of its agreement contained in this paragraph, notify the Distributor in writing of the commencement thereof. The omission of the Fund or such Trustee or officer so to notify the Distributor of any such litigation shall relieve the Distributor from any liability which it may have to the Fund or such Trustee or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve the Distributor from any liability which it may have to the Fund or such Trustee or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Fund or any such Trustee or officer and notice of the commencement thereof shall


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have been so given to the Distributor, the Distributor shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Fund. The indemnity agreement of the Distributor contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund and shall survive any delivery of Shares of the Fund. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceeding against it or any of its officers or directors or against any such controlling person of which it may be advised, in connection with the issue and sale of the Fund's Shares.

         13. Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Fund or its shareholders or the Distributor or its controlling persons to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

         14. The Fund shall immediately advise the Distributor (a) when any post-effective amendment to its Registration Statement or any further amendment or supplement thereto or any further Registration Statement or amendment or supplement thereto becomes effective, (b) of any request by the Commission for amendments to the Registration Statement or the then effective Prospectus or for additional information, (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose, and (d) of the happening of any event which makes untrue any material statement made in the Registration Statement or the then current Prospectus or which in the opinion of counsel for the Fund requires the making of a change in the Registration Statement or the then current Prospectus in order to make the statements therein not misleading. In case of the happening at any time of any event which materially affects the Fund or its securities and which should be set forth in a supplement to or an amendment of the then current Prospectus in order to make the statements therein not misleading the Fund shall prepare and furnish to the Distributor such amendments or amendments to the then effective Prospectus as will correct the Prospectus so that is corrected it will not contain, or such supplement or supplements to the then current Prospectus which when read in conjunction with the then current Prospectus will make the combined information not contain any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in the then current Prospectus not misleading. The Fund shall, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, make every reasonable effort to obtain the prompt lifting of such order.

        15. Except as expressly provided in paragraphs 10 and 12 hereof, the agreements herein set forth have been made and are made solely for the benefit of the Fund, the Distributor, and the persons expressly provided for in paragraphs 10 and 12, their respective heirs, successors, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation, other than the Fund, the Distributor, and the persons expressly provided for in paragraphs 10 and 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. Except as so


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provided, the term "heirs, successors, personal representatives and assigns"
shall not include any purchaser of Shares merely because of such purchase.

        16. The Distributor certifies that it is a member of the National Association of Securities Dealers, Inc., and agrees to abide by and cause its representatives to abide by all of its rules and regulations including its Conduct Rules.

        17. This agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island.

        18. The Distributor understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; the Distributor represents that it has notice of the provisions of the Fund's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.

        19. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Fund, to One Regency Plaza, Suite One, Providence, Rhode Island 02903; with a copy to Margaret D. Farrell, Esq., Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island 02903, or (b) if to the Distributor, to One Regency Plaza, Suite One, Providence, Rhode Island 02903.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers and their seals to be affixed as of the day and year first above written.

ATTEST:                                         OCEAN STATE TAX-EXEMPT FUND



                                                By:

ATTEST:                                         VAN LIEW SECURITIES INC.



                                                By:


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